GSI Group Announces Sale of California-based Optics Business

BEDFORD, MA July 3, 2008: GSI Group Inc., (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced that it has entered into a definitive agreement to sell its General Optics business unit located in Moorpark, California to Gooch & Housego plc. for $21 Million. General Optics (Moorpark) manufactures super-polished glass and optics for the telecommunications, scientific and defense industries. The sale is expected to close on or before the end of GSI's third quarter, subject to regulatory approval. GSI Group's Taunton UK-based beryllium and beryllium optics business is not included in the transaction.

Dr. Sergio Edelstein, CEO of GSI Group said "This decision is another step in our strategy to focus on our core strategic technologies - lasers and precision motion. The move will enable our Company to concentrate our efforts in our main growth areas."

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG). Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For more information contact: Investor Relations, 781-266-5873